Exhibit 99.1

Genesee & Wyoming Reports Results for the Fourth Quarter of 2013

DARIEN, Conn.--(BUSINESS WIRE)--February 11, 2014--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Fourth Quarter Highlights

  Reported diluted earnings per common share (EPS) of $1.03; adjusted diluted EPS of $1.07, a 35.4% increase in adjusted diluted EPS and a 19.0% increase in adjusted diluted EPS normalizing for the impact of the 2013 short line tax credit. (1)
  Total operating revenues increased 72.3% to $391.7 million.
  Combined Company adjusted operating revenues, excluding the net impact from foreign currency depreciation and fuel sales to third parties, increased 8.2%. (2)
    To provide comparative context for 2013 consolidated revenues and traffic volumes, G&W is providing “Combined Company” comparisons as though the RailAmerica railroads were controlled by G&W during 2012. In doing so, G&W has reclassified RailAmerica's 2012 information to conform with G&W's presentation.
  Adjusted income from operations increased 65.6% to $95.7 million; Reported income from operations increased 181.7% to $94.8 million. (3)
  Adjusted operating ratio increased 100 basis points to 75.6% (excluding RailAmerica integration and acquisition-related costs, business development and financing costs and net gain on sale of assets); Reported operating ratio of 75.8% (77.2% North American & European Operations; 70.4% Australian Operations). (3)

Jack Hellmann, President and CEO of G&W, commented, “The overall trajectory of our business continues to be positive, with adjusted diluted EPS increasing 19% in the fourth quarter of 2013. However, G&W’s fourth quarter financial results were weaker than we expected. While carload levels were consistent with our expectations, with the exception of delayed movements in Australian grain, our operating income was lower than projected for three main reasons. First, the strengthening of the U.S. dollar reduced our income translation from Australia and Canada. Second, we experienced two costly derailments in the quarter, one in Alabama in November and another in the Northern Territory of Australia in December. Third, our diesel fuel consumption was unusually high due to extremely cold temperatures in the United States and Canada.” (1)

“For the year, our 2013 results were uniformly strong. Our safety results led the rail industry for the 5th consecutive year, we successfully integrated the $2 billion acquisition of RailAmerica, we generated record free cash flow, and our adjusted diluted earnings per share increased 50%.” (1)(4)

“We expect our positive momentum to continue in 2014, although the year is starting slowly due to extreme winter weather in North America. Our Australian business continues to perform well, we have completed necessary management changes following the RailAmerica acquisition and we have enhanced our North American commercial capabilities. With the expiration of the short line tax credit on December 31, 2013, the easiest way to visualize our business outlook for 2014 is growth in pre-tax income of approximately 20%, compared with our 2013 adjusted pre-tax income. Also, we expect additional earnings growth to be contributed by our recently announced acquisition of the western end of the Dakota Minnesota & Eastern railroad from Canadian Pacific, pending approval by the U.S. Surface Transportation Board.” (1)

Financial Results

G&W reported net income in the fourth quarter of 2013 of $58.1 million, compared with net income of $13.4 million in the fourth quarter of 2012. Excluding the net impact of certain significant items discussed below, G&W's adjusted net income in the fourth quarter of 2013 was $60.6 million, compared with adjusted net income of $44.2 million in the fourth quarter of 2012. (1)

G&W's reported diluted EPS in the fourth quarter of 2013 were $1.03 with 56.8 million weighted average shares outstanding, compared with diluted EPS in the fourth quarter of 2012 of $0.18 with 50.6 million weighted average shares outstanding. Excluding the net impact of significant items discussed below, G&W's adjusted diluted EPS in the fourth quarter of 2013 were $1.07 with 56.8 million weighted average shares outstanding, compared with adjusted diluted EPS in the fourth quarter of 2012 of $0.79 with 56.6 million weighted average shares outstanding. (1)

G&W's effective income tax rate was 29.0% in the fourth quarter of 2013, or an adjusted effective income tax rate of 26.8% after giving effect for the significant items discussed below. (1) The lower income tax rate in the fourth quarter of 2013, compared with the fourth quarter of 2012, was driven primarily by the extension of the United States Short Line Tax Credit on January 2, 2013, which had previously expired on December 31, 2011.

In the fourth quarter of 2013 and 2012, G&W's results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

			Diluted
	Income/(Loss)	After-Tax Net	Earnings/(Loss)
	Before Taxes	Income/(Loss)	Per Common
	Impact	Impact	Share Impact
Three Months Ended December 31, 2013
RailAmerica integration/acquisition costs	$(1.0)	$(0.6)	$(0.01)
Business development and financing costs	$(1.2)	$(0.7)	$(0.01)
Net gain on sale of assets	$1.3	$0.8	$0.01
Valuation allowance on FTC	$-	$(2.0)	$(0.03)

Three Months Ended December 31, 2012
RailAmerica integration/acquisition costs	$(23.5)	$(17.4)	$(0.36)
Business development and financing costs	$(16.7)	$(10.1)	$(0.20)
Acquisition/integration costs incurred by RailAmerica	$-	$(3.5)	$(0.06)
Gain on insurance recoveries	$0.6	$0.4	$0.01
Net gain on sale of assets	$0.8	$0.6	$0.01
Contract termination expense in Australia	$(1.1)	$(0.8)	$(0.01)

Explanation of Significant Items

In the fourth quarter of 2013, G&W's results included RailAmerica integration and acquisition-related costs of $1.0 million, $1.2 million of business development and financing costs, primarily related to the recently announced pending acquisition of the western end of the Dakota Minnesota & Eastern railroad from Canadian Pacific (which we expect to be operated by our new railroad, Rapid City Pierre and Eastern (RCP&E)), net gain on sale of assets of $1.3 million and a valuation allowance on foreign tax credits (FTC) generated in prior years of $2.0 million (after-tax). In the fourth quarter of 2012, G&W incurred $23.5 million of RailAmerica integration and acquisition-related costs, primarily associated with closing costs and severance benefits for RailAmerica senior executives and $16.7 million of business development and financing costs, primarily associated with the financing of the RailAmerica acquisition. In the fourth quarter of 2012, G&W also recorded $1.4 million in net gains on the Edith River Bridge-related insurance recoveries and the sale of assets and incurred $1.1 million of expense associated with the termination of a contract with a track maintenance service provider in Australia. In addition, RailAmerica's reported equity earnings included $3.5 million (after-tax) of expense associated with the integration, primarily related to severance obligations.

Quarterly Results

In the fourth quarter of 2013, G&W's total operating revenues increased $164.4 million, or 72.3%, to $391.7 million, compared with $227.3 million in the fourth quarter of 2012. The increase included $152.9 million in revenues from new operations, partially offset by a $9.4 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency depreciation, G&W's same railroad operating revenues, which exclude former RailAmerica railroads, increased $20.9 million, or 9.2%.

G&W's same railroad freight revenues in the fourth quarter of 2013 were $178.5 million, compared with $165.4 million in the fourth quarter of 2012. Excluding a $7.7 million decrease from the impact of foreign currency depreciation, G&W's same railroad freight revenues increased by $20.7 million, or 12.5%.

G&W's same railroad non-freight revenues in the fourth quarter of 2013 were $60.3 million, compared with $61.9 million in the fourth quarter of 2012. Excluding a $1.8 million decrease from the net impact of foreign currency depreciation, G&W's same railroad non-freight revenues increased by $0.2 million.

In the fourth quarter of 2013, Combined Company operating revenues increased $18.5 million, or 5.0%, to $391.7 million. Excluding a $10.3 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar and a $0.9 million decrease in third-party fuel sales, Combined Company adjusted operating revenues increased by $29.8 million, or 8.2%. Combined Company adjusted freight revenues increased by $29.6 million, or 11.0%, to $297.5 million in the fourth quarter of 2013, excluding $8.2 million from the impact of foreign currency depreciation. Combined Company adjusted non-freight revenues increased by $0.2 million, or 0.2%, to $94.2 million in the fourth quarter of 2013, excluding a $2.1 million decrease from the net impact of foreign currency depreciation and a $0.9 million decrease in third-party fuel sales. (2)

G&W's traffic in the fourth quarter of 2013 was 471,906 carloads. On a Combined Company basis, traffic increased 32,988 carloads, or 7.5%, compared with traffic in the fourth quarter of 2012. The traffic increase was principally due to increases of 9,358 carloads of coal and coke traffic (primarily in the Central, Midwest and Ohio regions), 6,566 carloads of metallic ores traffic (primarily in the Australian Region), 4,515 carloads of agricultural products traffic (primarily in the Australian Region), 4,479 carloads of metals traffic (primarily in the Northeast and Mountain West regions) and 3,898 carloads of petroleum products traffic (primarily in the Pacific Region). All remaining traffic increased by a net 4,172 carloads.

G&W's income from operations in the fourth quarter of 2013 was $94.8 million, compared with $33.7 million in the fourth quarter of 2012. G&W's operating ratio in the fourth quarter of 2013 was 75.8%, compared with an operating ratio of 85.2% in the fourth quarter of 2012. Income from operations in the fourth quarter of 2013 included $1.0 million of RailAmerica integration and acquisition-related costs, $1.2 million of business development and financing costs and net gain on sale of assets of $1.3 million. Income from operations in the fourth quarter of 2012 included $23.5 million of RailAmerica integration and acquisition-related costs, primarily associated with closing costs and severance benefits, a $1.1 million contract termination payment in Australia associated with outsourced maintenance of way activities and business development and financing costs of $1.0 million, partially offset by $1.4 million of gains on insurance recoveries and sale of assets. Excluding these items, G&W's adjusted income from operations increased $37.9 million, or 65.6%, to $95.7 million. G&W's adjusted operating ratio increased 100 basis points to 75.6% in the fourth quarter of 2013, compared with 74.6% in the fourth quarter of 2012. (3)

Consolidated Annual Results

G&W reported net income for the year ended December 31, 2013 of $272.1 million ($318.4 million pre-tax), compared with net income of $52.4 million ($83.3 million pre-tax) for the year ended December 31, 2012. Excluding the impact of certain significant items listed below that primarily related to the RailAmerica acquisition, G&W's adjusted net income for the year ended December 31, 2013 was $242.0 million ($332.9 million adjusted pre-tax), compared with adjusted net income of $129.7 million ($170.0 million adjusted pre-tax) for the year ended December 31, 2012. (1)

G&W's diluted EPS for the year ended December 31, 2013 were $4.79 with 56.7 million weighted average shares outstanding, compared with diluted EPS of $1.02 with 51.3 million weighted average shares outstanding for the year ended December 31, 2012. Excluding the significant items listed below, G&W's adjusted diluted EPS for the year ended December 31, 2013 were $4.26 with 56.7 million weighted average shares outstanding, compared with adjusted diluted EPS of $2.53 with 51.3 million weighted average shares outstanding for the year ended December 31, 2012. (1)

G&W’s 2013 and 2012 results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

			Diluted
	Income/(Loss)	After-Tax Net	Earnings/(Loss)
	Before Taxes	Income/(Loss)	Per Common
	Impact	Impact	Share Impact
Twelve Months Ended December 31, 2013
RailAmerica integration/acquisition costs	$(17.0)	$(10.7)	$(0.19)
Business development and financing costs	$(2.2)	$(1.4)	$(0.03)
Net gain on sale of assets	$4.7	$3.2	$0.06
Retroactive Short Line Tax Credit for 2012	$-	$41.0	$0.72
Valuation allowance on FTC	$-	$(2.0)	$(0.03)

Twelve Months Ended December 31, 2012
RailAmerica integration/acquisition costs	$(29.5)	$(21.0)	$(0.41)
Business development and financing costs	$(18.1)	$(11.0)	$(0.21)
Acquisition/integration costs incurred by RailAmerica	$-	$(3.5)	$(0.07)
Gain on insurance recoveries	$0.8	$0.5	$0.01
Net gain on sale of assets	$11.2	$8.6	$0.17
Contract termination expense in Australia	$(1.1)	$(0.8)	$(0.02)
Contingent forward sale contract mark-to-market expense	$(50.1)	$(50.1)	$(0.98)

Free Cash Flow (4)

G&W's free cash flow for the twelve months ended December 31, 2013 and 2012 was as follows ($ in millions):

	Twelve Months Ended
	2013	2012
Net cash provided by operating activities	$411.9	$170.7
Net cash used in investing activities, excluding new business investments	(174.5)	(1,999.8)
Net cash used for acquisitions	12.9	1,964.2
Free cash flow before new business investments	250.2	135.0
New business investments	(34.2)	(101.9)
Free cash flow (4)	$216.1	$33.2

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the fourth quarter will be held on Tuesday, February 11, 2014, at 8:30 am EST. The dial-in number for the teleconference in the U.S. is (800) 553-5260; outside the U.S. is (612) 234-9959, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors, by selecting "Fourth Quarter Earnings Conference Call Webcast." Management will be referring to a slide presentation that will also be available at gwrr.com/ investors at approximately 8:00 am EST on February 11, 2014. The webcast will be archived at www.gwrr.com/investors, until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 10:30 a.m. EST on February 11 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 309987.

About G&W

G&W owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 111 railroads organized in 11 regions, with nearly 15,000 miles of owned and leased track, 4,600 employees and over 2,000 customers. We provide rail service at 35 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "could," "should," "seeks," "expects," "estimates," "trends," "outlook," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our success integrating RailAmerica railroads into our operations and our ability to realize the expected synergies associated with the acquisition of RailAmerica; and others including, but not limited to, those noted in our 2012 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

  Adjusted net income, adjusted diluted earnings per common share, adjusted income before income taxes and income from equity investment (adjusted pre-tax income) and adjusted effective income tax rate are non-GAAP financial measures and are not intended to replace the net income, diluted earnings per common share, income before income taxes and income from equity investment and effective income tax rate calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 (Item 10(e)) and (Regulation G) under the Securities Exchange Act of 1934 (Regulation G), including a reconciliation to net income, diluted earnings per common share and income before income taxes and income from equity investment calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.
  To provide comparative context for 2013 consolidated operating revenues and traffic volumes, G&W is providing “Combined Company” comparisons for those items as though the RailAmerica railroads were owned by G&W during 2012. In doing so, G&W has amended RailAmerica's 2012 information to conform with G&W's reporting methodology. Combined Company operating revenues include both RailAmerica and G&W operating revenues for the fourth quarter of 2012. Combined Company adjusted operating revenues exclude revenues from fuel sales to third parties and the net impact from foreign currency depreciation. The Combined Company adjusted operating revenues described above is a non-GAAP financial measure and is not intended to replace operating revenues, its most directly comparable GAAP measure. The information required by Item 10(e) and Regulation G, including a reconciliation to operating revenues calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.
  Adjusted income from operations and adjusted operating ratios are non-GAAP financial measures and are not intended to replace income from operations and operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) and Regulation G, including a reconciliation to income from operations and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.
  Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) and Regulation G, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
OPERATING REVENUES	$391,674	$227,316	$1,569,011	$874,916
OPERATING EXPENSES	296,844	193,656	1,188,823	684,594
INCOME FROM OPERATIONS	94,830	33,660	380,188	190,322
INTEREST INCOME	986	966	3,971	3,725
INTEREST EXPENSE	(14,542)	(36,793)	(67,894)	(62,845)
CONTINGENT FORWARD SALE CONTRACT MARK- TO-MARKET EXPENSE	-	-	-	(50,106)
OTHER INCOME, NET	592	357	2,122	2,182
INCOME/(LOSS) BEFORE INCOME TAXES AND INCOME FROM EQUITY INVESTMENT	81,866	(1,810)	318,387	83,278
PROVISION FOR INCOME TAXES	(23,778)	(351)	(46,296)	(46,402)
INCOME FROM EQUITY INVESTMENT, NET	-	15,557	-	15,557
NET INCOME	58,088	13,396	272,091	52,433
LESS: NET (LOSS)/INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(189)	-	795	-
LESS: SERIES A-1 PREFERRED STOCK DIVIDEND	-	4,375	2,139	4,375
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$58,277	$9,021	$269,157	$48,058
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$1.07	$0.19	$5.00	$1.13
WEIGHTED AVERAGE SHARES - BASIC	54,727	48,116	53,788	42,693
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$1.03	$0.18	$4.79	$1.02
WEIGHTED AVERAGE SHARES - DILUTED	56,808	50,590	56,679	51,316

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2013 AND DECEMBER 31, 2012
(in thousands)
(unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$62,876	$64,772
Accounts receivable, net	325,453	262,949
Materials and supplies	31,295	32,389
Prepaid expenses and other	52,584	33,586
Deferred income tax assets, net	76,122	71,556
Total current assets	548,330	465,252
PROPERTY AND EQUIPMENT, net	3,440,744	3,396,295
GOODWILL	630,462	634,953
INTANGIBLE ASSETS, net	613,933	670,206
DEFERRED INCOME TAX ASSETS, net	2,405	2,396
OTHER ASSETS, net	83,947	57,013
Total assets	$5,319,821	$5,226,115
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$84,366	$87,569
Accounts payable	242,010	232,121
Accrued expenses	130,132	93,971
Deferred income tax liabilities, net	-	3,083
Total current liabilities	456,508	416,744
LONG-TERM DEBT, less current portion	1,540,346	1,770,566
DEFERRED INCOME TAX LIABILITIES, net	863,051	862,734
DEFERRED ITEMS - grants from outside parties	267,098	228,579
OTHER LONG-TERM LIABILITIES	43,748	47,506
SERIES A-1 PREFERRED STOCK	-	399,524
TOTAL EQUITY	2,149,070	1,500,462
Total liabilities and equity	$5,319,821	$5,226,115

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012
(in thousands)
(unaudited)
	Twelve Months Ended
	December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$272,091	$52,433
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity investment in RailAmerica, net	-	(15,557)
Depreciation and amortization	141,644	73,405
Compensation cost related to equity awards	16,951	12,151
Excess tax benefits from share-based compensation	(8,453)	(5,335)
Deferred income taxes	10,683	29,926
Net gain on sale of assets	(4,677)	(11,225)
Gain on insurance recoveries	(1,465)	(5,760)
Insurance proceeds received	11,053	21,479
Contingent forward sale contract mark-to-market expense	-	50,106
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(44,454)	(262)
Materials and supplies	(1,839)	(567)
Prepaid expenses and other	(22)	(5,384)
Accounts payable and accrued expenses	15,929	(30,051)
Other assets and liabilities, net	4,471	5,320
Net cash provided by operating activities	411,912	170,679
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(249,318)	(231,694)
Grant proceeds from outside parties	33,913	39,632
Cash paid for acquisitions, net of cash acquired	-	(1,925,296)
Insurance proceeds for the replacement of assets	-	370
Proceeds from disposition of property and equipment	6,687	15,298
Net cash used in investing activities	(208,718)	(2,101,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(471,957)	(1,013,166)
Proceeds from issuance of long-term debt	262,651	2,192,916
Debt amendment costs	(2,773)	(38,839)
Net proceeds from Class A common stock issuance	-	234,340
Net proceeds from TEU issuance	-	222,856
Net proceeds from Series A-1 Preferred Stock issuance	-	349,418
Dividends paid on Series A-1 Preferred Stock	(2,139)	(4,375)
Proceeds from employee stock purchases	12,510	19,320
Excess tax benefits from share-based compensation	8,453	5,335
Treasury stock acquisitions	(11,095)	(4,314)
Net cash (used in)/provided by financing activities	(204,350)	1,963,491
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(740)	5,023
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(1,896)	37,503
CASH AND CASH EQUIVALENTS, beginning of period	64,772	27,269
CASH AND CASH EQUIVALENTS, end of period	$62,876	$64,772

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2013		2012
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$297,500	76.0%	$165,410	72.8%
Non-freight	94,174	24.0%	61,906	27.2%
Total revenues	$391,674	100.0%	$227,316	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$111,622	28.5%	$66,543	29.3%
Equipment rents	19,667	5.0%	9,252	4.1%
Purchased services	29,110	7.4%	22,241	9.8%
Depreciation and amortization	35,926	9.2%	18,458	8.1%
Diesel fuel used in operations	37,633	9.6%	23,756	10.5%
Diesel fuel sold to third parties	6	-%	862	0.4%
Casualties and insurance	12,348	3.2%	7,131	3.1%
Materials	16,315	4.2%	6,116	2.7%
Trackage rights	13,854	3.5%	6,443	2.8%
Net gain on sale of assets	(1,258)	(0.3)%	(778)	(0.3)%
Gain on insurance recoveries	-	-%	(574)	(0.3)%
Other expenses	20,609	5.3%	10,256	4.5%
RailAmerica acquisition-related costs	77	-%	12,591	5.5%
RailAmerica integration costs	935	0.2%	11,359	5.0%
Total operating expenses	$296,844	75.8%	$193,656	85.2%

Functional Classification
Transportation	$117,510	30.0%	$72,945	32.1%
Maintenance of ways and structures	41,114	10.5%	21,655	9.5%
Maintenance of equipment	40,762	10.4%	23,920	10.5%
Diesel fuel sold to third parties	6	-%	862	0.4%
General and administrative	54,100	13.8%	33,218	14.7%
Construction costs	7,672	2.0%	-	-%
RailAmerica acquisition-related costs	77	-%	12,591	5.5%
RailAmerica integration costs	935	0.2%	11,359	5.0%
Net gain on sale of assets	(1,258)	(0.3)%	(778)	(0.3)%
Gain on insurance recoveries	-	-%	(574)	(0.3)%
Depreciation and amortization	35,926	9.2%	18,458	8.1%
Total operating expenses	$296,844	75.8%	$193,656	85.2%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	North American &
Three Months Ended December 31, 2013	European Operations		Australian Operations		Total Operations
		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$230,844	74.8%	$66,656	80.1%	$297,500	76.0%
Non-freight	77,613	25.2%	16,555	19.9%	94,168	24.0%
Fuel sales to third parties	-	-%	6	-%	6	-%
Total revenues	308,457	100.0%	83,217	100.0%	391,674	100.0%
Operating expenses
Labor and benefits	95,840	31.1%	15,782	18.9%	111,622	28.5%
Equipment rents	17,123	5.6%	2,544	3.1%	19,667	5.0%
Purchased services	15,813	5.1%	13,297	16.0%	29,110	7.4%
Depreciation and amortization	29,039	9.4%	6,887	8.3%	35,926	9.2%
Diesel fuel used in operations	29,923	9.7%	7,710	9.3%	37,633	9.6%
Diesel fuel sold to third parties	-	-%	6	-%	6	-%
Casualties and insurance	8,691	2.8%	3,657	4.4%	12,348	3.2%
Materials	15,541	5.0%	774	0.9%	16,315	4.2%
Trackage rights	8,216	2.7%	5,638	6.8%	13,854	3.5%
Net gain on sale of assets	(1,462)	(0.5)%	204	0.2%	(1,258)	(0.3)%
Gain on insurance recoveries	-	-%	-	-%	-	-%
Other expenses	18,539	6.0%	2,070	2.5%	20,609	5.3%
RailAmerica acquisition-related costs	77	-%	-	-%	77	-%
RailAmerica integration costs	935	0.3%	-	-%	935	0.2%
Total operating expenses	238,275	77.2%	58,569	70.4%	296,844	75.8%
Income from operations	$70,182		$24,648		$94,830
Carloads	415,067		56,839		471,906
Net expenditures for additions to property & equipment	$58,342		$10,506		$68,848

	North American &
Three Months Ended December 31, 2012	European Operations		Australian Operations		Total Operations
		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$101,228	69.1%	$64,182	79.4%	$165,410	72.8%
Non-freight	45,214	30.9%	15,787	19.5%	61,001	26.8%
Fuel sales to third parties	-	-%	905	1.1%	905	0.4%
Total revenues	146,442	100.0%	80,874	100.0%	227,316	100.0%
Operating expenses
Labor and benefits	50,226	34.3%	16,317	20.2%	66,543	29.3%
Equipment rents	6,557	4.5%	2,695	3.3%	9,252	4.1%
Purchased services	6,841	4.7%	15,400	19.1%	22,241	9.8%
Depreciation and amortization	12,802	8.7%	5,656	7.0%	18,458	8.1%
Diesel fuel used in operations	14,440	9.9%	9,316	11.5%	23,756	10.5%
Diesel fuel sold to third parties	-	-%	862	1.1%	862	0.4%
Casualties and insurance	4,587	3.1%	2,544	3.1%	7,131	3.1%
Materials	5,718	3.9%	398	0.5%	6,116	2.7%
Trackage rights	3,840	2.6%	2,603	3.2%	6,443	2.8%
Net gain on sale of assets	(802)	(0.5)%	24	-%	(778)	(0.3)%
Gain on insurance recoveries	-	-%	(574)	(0.7)%	(574)	(0.3)%
Other expenses	7,678	5.2%	2,578	3.2%	10,256	4.5%
RailAmerica acquisition-related costs	12,591	8.6%	-	-%	12,591	5.5%
RailAmerica integration costs	11,359	7.8%	-	-%	11,359	5.0%
Total operating expenses	135,837	92.8%	57,819	71.5%	193,656	85.2%
Income from operations	$10,605		$23,055		$33,660
Carloads	180,427		49,391		229,818
Net expenditures for additions to property & equipment	$18,875		$27,587		$46,462

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended December 31, 2013	North American & European Operations			Australian Operations			Total Operations

			Average			Average			Average
	Freight		Revenues	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload
Agricultural Products	$24,075	48,361	$498	$8,652	13,466	$643	$32,727	61,827	$529
Metallic Ores	4,669	5,333	875	29,817	15,430	1,932	34,486	20,763	1,661
Chemicals & Plastics	30,668	39,088	785	-	-	-	30,668	39,088	785
Metals	31,517	42,636	739	-	-	-	31,517	42,636	739
Pulp & Paper	29,066	42,928	677	-	-	-	29,066	42,928	677
Coal & Coke	28,880	82,960	348	-	-	-	28,880	82,960	348
Minerals & Stone	21,122	39,463	535	1,819	10,624	171	22,941	50,087	458
Intermodal	218	2,404	91	25,980	17,243	1,507	26,198	19,647	1,333
Lumber & Forest Products	19,200	32,375	593	-	-	-	19,200	32,375	593
Petroleum Products	16,069	27,677	581	388	76	5,105	16,457	27,753	593
Food or Kindred Products	8,607	14,916	577	-	-	-	8,607	14,916	577
Waste	5,546	10,999	504	-	-	-	5,546	10,999	504
Autos & Auto Parts	6,748	9,512	709	-	-	-	6,748	9,512	709
Other	4,459	16,415	272	-	-	-	4,459	16,415	272
Totals	$230,844	415,067	$556	$66,656	56,839	$1,173	$297,500	471,906	$630

Three Months Ended December 31, 2012	North American & European Operations			Australian Operations			Total Operations

			Average			Average			Average
	Freight		Revenues	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload
Agricultural Products	$4,434	11,420	$388	$6,863	7,246	$947	$11,297	18,666	$605
Metallic Ores	2,473	2,653	932	26,292	9,323	2,820	28,765	11,976	2,402
Chemicals & Plastics	13,360	16,929	789	-	-	-	13,360	16,929	789
Metals	15,411	22,017	700	-	-	-	15,411	22,017	700
Pulp & Paper	16,642	25,978	641	-	-	-	16,642	25,978	641
Coal & Coke	16,694	41,541	402	-	-	-	16,694	41,541	402
Minerals & Stone	8,027	16,792	478	3,134	15,197	206	11,161	31,989	349
Intermodal	121	1,244	97	27,319	17,542	1,557	27,440	18,786	1,461
Lumber & Forest Products	9,142	18,774	487	-	-	-	9,142	18,774	487
Petroleum Products	6,210	7,566	821	574	83	6,916	6,784	7,649	887
Food or Kindred Products	1,428	3,027	472	-	-	-	1,428	3,027	472
Waste	3,829	5,979	640	-	-	-	3,829	5,979	640
Autos & Auto Parts	2,007	2,622	765	-	-	-	2,007	2,622	765
Other	1,450	3,885	373	-	-	-	1,450	3,885	373
Totals	$101,228	180,427	$561	$64,182	49,391	$1,299	$165,410	229,818	$720

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2013		2012
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$1,177,364	75.0%	$624,809	71.4%
Non-freight	391,647	25.0%	250,107	28.6%
Total revenues	$1,569,011	100.0%	$874,916	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$441,318	28.1%	$257,618	29.5%
Equipment rents	77,825	5.0%	37,322	4.3%
Purchased services	120,871	7.7%	80,572	9.2%
Depreciation and amortization	141,644	9.0%	73,405	8.4%
Diesel fuel used in operations	147,172	9.4%	88,399	10.1%
Diesel fuel sold to third parties	368	-%	11,322	1.3%
Casualties and insurance	40,781	2.6%	24,858	2.8%
Materials	78,243	5.0%	25,240	2.9%
Trackage rights	50,911	3.2%	28,250	3.2%
Net gain on sale of assets	(4,677)	(0.3)%	(11,225)	(1.3)%
Gain on insurance recoveries	(1,465)	(0.1)%	(5,760)	(0.7)%
Other expenses	78,797	5.1%	44,549	5.1%
RailAmerica acquisition-related costs	360	-%	18,592	2.1%
RailAmerica integration costs	16,675	1.1%	11,452	1.3%
Total operating expenses	$1,188,823	75.8%	$684,594	78.2%

Functional Classification
Transportation	$449,018	28.6%	$276,316	31.6%
Maintenance of ways and structures	164,641	10.5%	87,751	10.0%
Maintenance of equipment	164,349	10.5%	92,531	10.6%
Diesel fuel sold to third parties	368	-%	11,322	1.3%
General and administrative	218,891	14.0%	130,210	14.9%
Construction costs	39,019	2.5%	-	-%
RailAmerica acquisition-related costs	360	-%	18,592	2.1%
RailAmerica integration costs	16,675	1.1%	11,452	1.3%
Net gain on sale of assets	(4,677)	(0.3)%	(11,225)	(1.3)%
Gain on insurance recoveries	(1,465)	(0.1)%	(5,760)	(0.7)%
Depreciation and amortization	141,644	9.0%	73,405	8.4%
Total operating expenses	$1,188,823	75.8%	$684,594	78.2%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	North American &
Twelve Months Ended December 31, 2013	European Operations		Australian Operations		Total Operations
		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$917,971	73.8%	$259,393	79.8%	$1,177,364	75.0%
Non-freight	325,876	26.2%	65,385	20.1%	391,261	24.9%
Fuel sales to third parties	-	-%	386	0.1%	386	0.1%
Total revenues	1,243,847	100.0%	325,164	100.0%	1,569,011	100.0%
Operating expenses
Labor and benefits	374,935	30.2%	66,383	20.4%	441,318	28.1%
Equipment rents	67,297	5.4%	10,528	3.2%	77,825	5.0%
Purchased services	68,632	5.5%	52,239	16.1%	120,871	7.7%
Depreciation and amortization	114,542	9.2%	27,102	8.4%	141,644	9.0%
Diesel fuel used in operations	116,204	9.4%	30,968	9.5%	147,172	9.4%
Diesel fuel sold to third parties	-	-%	368	0.1%	368	-%
Casualties and insurance	28,937	2.3%	11,844	3.7%	40,781	2.6%
Materials	75,742	6.1%	2,501	0.8%	78,243	5.0%
Trackage rights	29,595	2.4%	21,316	6.6%	50,911	3.2%
Net gain on sale of assets	(4,491)	(0.4)%	(186)	(0.1)%	(4,677)	(0.3)%
Gain on insurance recoveries	-	-%	(1,465)	(0.5)%	(1,465)	(0.1)%
Other expenses	71,297	5.8%	7,500	2.3%	78,797	5.1%
RailAmerica acquisition-related costs	360	-%	-	-%	360	-%
RailAmerica integration costs	16,675	1.3%	-	-%	16,675	1.1%
Total operating expenses	959,725	77.2%	229,098	70.5%	1,188,823	75.8%
Income from operations	$284,122		$96,066		$380,188
Carloads	1,649,914		236,098		1,886,012
Net expenditures for additions to property & equipment	$163,545		$51,860		$215,405

	North American &
Twelve Months Ended December 31, 2012	European Operations		Australian Operations		Total Operations
		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$412,839	70.5%	$211,970	73.3%	$624,809	71.4%
Non-freight	173,054	29.5%	65,185	22.6%	238,239	27.2%
Fuel sales to third parties	-	-%	11,868	4.1%	11,868	1.4%
Total revenues	585,893	100.0%	289,023	100.0%	874,916	100.0%
Operating expenses
Labor and benefits	197,407	33.7%	60,211	20.8%	257,618	29.5%
Equipment rents	26,298	4.5%	11,024	3.8%	37,322	4.3%
Purchased services	26,330	4.5%	54,242	18.8%	80,572	9.2%
Depreciation and amortization	50,156	8.5%	23,249	8.0%	73,405	8.4%
Diesel fuel used in operations	56,298	9.6%	32,101	11.1%	88,399	10.1%
Diesel fuel sold to third parties	-	-%	11,322	3.9%	11,322	1.3%
Casualties and insurance	16,244	2.8%	8,614	3.0%	24,858	2.8%
Materials	23,569	4.0%	1,671	0.6%	25,240	2.9%
Trackage rights	17,643	3.0%	10,607	3.7%	28,250	3.2%
Net gain on sale of assets	(9,178)	(1.6)%	(2,047)	(0.7)%	(11,225)	(1.3)%
Gain on insurance recoveries	-	-%	(5,760)	(2.0)%	(5,760)	(0.7)%
Other expenses	35,695	6.1%	8,854	3.1%	44,549	5.1%
RailAmerica acquisition-related costs	18,592	3.2%	-	-%	18,592	2.1%
RailAmerica integration costs	11,452	2.0%	-	-%	11,452	1.3%
Total operating expenses	470,506	80.3%	214,088	74.1%	684,594	78.2%
Income from operations	$115,387		$74,935		$190,322
Carloads	723,448		203,646		927,094
Net expenditures for additions to property & equipment	$69,636		$122,426		$192,062

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Twelve Months Ended December 31, 2013	North American & European Operations			Australian Operations			Total Operations
Commodity Group			Average			Average			Average
	Freight		Revenues	Freight		Revenues	Freight		Revenues
	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload
Agricultural Products	$90,272	179,083	$504	$40,305	61,757	$653	$130,577	240,840	$542
Metallic Ores	16,602	20,231	821	109,326	52,135	2,097	125,928	72,366	1,740
Chemicals & Plastics	128,935	163,123	790	-	-	-	128,935	163,123	790
Metals	127,769	175,636	727	-	-	-	127,769	175,636	727
Pulp & Paper	112,663	169,708	664	-	-	-	112,663	169,708	664
Coal & Coke	110,836	323,500	343	-	-	-	110,836	323,500	343
Minerals & Stone	86,627	162,401	533	10,144	56,762	179	96,771	219,163	442
Intermodal	871	8,518	102	97,888	65,148	1,503	98,759	73,666	1,341
Lumber & Forest Products	79,035	133,649	591	-	-	-	79,035	133,649	591
Petroleum Products	63,493	108,605	585	1,730	296	5,845	65,223	108,901	599
Food or Kindred Products	31,982	55,084	581	-	-	-	31,982	55,084	581
Waste	22,750	43,166	527	-	-	-	22,750	43,166	527
Autos & Auto Parts	26,415	36,510	724	-	-	-	26,415	36,510	724
Other	19,721	70,700	279	-	-	-	19,721	70,700	279
Totals	$917,971	1,649,914	$556	$259,393	236,098	$1,099	$1,177,364	1,886,012	$624

Twelve Months Ended December 31, 2012	North American & European Operations			Australian Operations			Total Operations
			Average			Average			Average
	Freight		Revenues	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload
Agricultural Products	$20,845	46,062	$453	$38,533	50,672	$760	$59,378	96,734	$614
Metallic Ores	10,549	11,184	943	64,639	30,734	2,103	75,188	41,918	1,794
Chemicals & Plastics	55,146	68,999	799	-	-	-	55,146	68,999	799
Metals	62,129	94,621	657	-	-	-	62,129	94,621	657
Pulp & Paper	65,696	101,588	647	-	-	-	65,696	101,588	647
Coal & Coke	70,052	168,574	416	-	-	-	70,052	168,574	416
Minerals & Stone	36,005	70,830	508	12,018	59,772	201	48,023	130,602	368
Intermodal	503	4,644	108	94,232	62,062	1,518	94,735	66,706	1,420
Lumber & Forest Products	34,839	70,896	491	-	-	-	34,839	70,896	491
Petroleum Products	22,745	26,501	858	2,548	406	6,276	25,293	26,907	940
Food or Kindred Products	5,230	11,011	475	-	-	-	5,230	11,011	475
Waste	13,622	21,676	628	-	-	-	13,622	21,676	628
Autos & Auto Parts	8,313	10,148	819	-	-	-	8,313	10,148	819
Other	7,165	16,714	429	-	-	-	7,165	16,714	429
Totals	$412,839	723,448	$571	$211,970	203,646	$1,041	$624,809	927,094	$674

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to adjusted income before income taxes and income from equity investment, adjusted pre-tax income, adjusted net income, adjusted effective income tax rate, adjusted diluted earnings per common share, Combined Company adjusted operating revenues, adjusted income from operations, adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G. In accordance with Item 10(e) and Regulation G, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Adjusted Income Before Income Taxes and Income From Equity Investment, Adjusted Net Income, Adjusted Effective Income Tax Rate and Adjusted Diluted Earnings Per Common Share

Management views income before income taxes and income from equity investment, net income and diluted earnings per common share (EPS) as important measures of G&W's operating performance. Because management believes this information is useful for investors in assessing G&W's financial results, the income before income taxes and income from equity investment, net income and diluted EPS for the three months ended December 31, 2013 used to calculate adjusted income before income taxes and income from equity investment, adjusted net income, adjusted effective income tax rate and adjusted diluted EPS are presented excluding RailAmerica integration and acquisition-related costs, business development and financing costs, net gain on sale of assets and valuation allowance on foreign tax credits (FTC) generated in prior years and are further adjusted to exclude the fourth quarter of 2013 short line tax credit. The net income and diluted EPS for the three months ended December 31, 2012 used to calculate adjusted net income and adjusted diluted EPS are presented excluding the RailAmerica integration and acquisition-related costs, business development and financing costs, acquisition costs incurred by RailAmerica, gain on insurance recoveries, net gain on sale of assets and contract termination expense in Australia. The adjusted income before income taxes and income from equity investment, adjusted net income, adjusted effective income tax rate and adjusted diluted EPS excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the net income, effective income tax rate and diluted EPS calculated using amounts in accordance with GAAP. Adjusted income before income taxes and income from equity investment, adjusted net income, adjusted effective income tax rate and adjusted diluted EPS amounts may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of income before income taxes and income from equity investment, net income and diluted EPS calculated using amounts determined in accordance with GAAP to the adjusted income before income taxes and income from equity investment, adjusted net income, adjusted effective income tax rate and adjusted diluted EPS described above (in millions, except per share amounts):

	Income Before			Diluted
	Income Taxes &			Earnings/
	Income From			(Loss) Per
	Equity Investment		Diluted	Common
Three Months Ended December 31, 2013	(Pre-Tax Income)	Net Income	Shares	Share Impact
As reported	$81.9	$58.1	56.8	$1.03
Add back certain items, net of tax:
RailAmerica integration/acquisition costs	1.0	0.6		0.01
Business development and financing costs	1.2	0.7		0.01
Net gain on sale of assets	(1.3)	(0.8)		(0.01)
Valuation allowance on FTC	—	2.0		0.03
As adjusted	$82.8	$60.6	56.8	$1.07
Q4 impact of 2013 short line tax credit	—	(7.7)		(0.13)
As adjusted (excluding Q4 short line tax credit)	$82.8	$53.0	56.8	$0.94

Calculation of adjusted effective income tax rate:
Adjusted income (pre-tax)	$82.8
Adjusted provision for income taxes	$22.2
Adjusted effective income tax rate	26.8%

				Diluted
				Earnings/
				(Loss) Per
		Diluted		Common
Three Months Ended December 31, 2012	Net Income	Shares		Share Impact
As reported	$13.4	50.6		$0.18
Add back certain items, net of tax:
RailAmerica integration/acquisition costs	17.4	6.0	(a)	0.36
Business development and financing costs	10.1			0.20
Acquisition/integration costs incurred by RailAmerica	3.5			0.06
Gain on insurance recoveries	(0.4)			(0.01)
Net gain on sale of assets	(0.6)			(0.01)
Contract termination expense in Australia	0.8			0.01
As adjusted	$44.2	56.6		$0.79

(a) There is no effect of Class B shares outstanding or unvested equity awards in the calculation of diluted earnings per common share. Amount represents effect of Class B shares outstanding and unvested equity awards in the calculation of diluted earnings per common share.

Combined Company Adjusted Operating Revenues

Management views operating revenues as an important financial measure of G&W's operating performance. Because management believes this information is useful for investors in assessing G&W's financial results, compared with the same period in the prior year, the Combined Company operating revenues are presented excluding revenues from fuel sales to third parties and the impact from the net depreciation of the Australia and Canadian dollars and the Euro relative to the United States dollar. The Combined Company adjusted operating revenues excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, operating revenues calculated using amounts in accordance with GAAP. Combined Company adjusted operating revenues may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth a reconciliation of operating revenues to the Combined Company adjusted operating revenues described above ($ in millions):

			Eliminations/
	G&W As	RailAmerica	Adjustments	Combined
Three Months Ended December 31, 2012	Reported	As Reported	(a)	Company
Freight revenues	$165.4	$113.1	$(2.4)	$276.1
Non-freight revenues	61.9	38.0	(2.9)	97.0
Total operating revenues	$227.3	$151.1	$(5.2)	$373.1

(a) Includes the elimination of non-freight revenues earned during the three months ended December 31, 2012 by a subsidiary of RailAmerica for work performed for subsidiaries of G&W and reclassifications of certain revenues of RailAmerica to align with G&W's accounting policies.

	Three Months Ended
	December 31,		Change
	2013	2012	$	%
Combined Company operating revenues	$391.7	$373.1	$18.5	5.0%
Fuel sales to third parties	-	(0.9)	0.9
Foreign exchange	-	(10.3)	10.3
Combined Company adjusted operating revenues	$391.7	$361.9	$29.8	8.2%

The following table sets forth a reconciliation of operating revenues to the Combined Company adjusted operating freight revenues described above ($ in millions):

	Three Months Ended
	December 31,		Change
	2013	2012	$	%
Combined Company freight revenues	$297.5	$276.1	$21.4	7.7%
Foreign exchange	-	(8.2)	8.2
Combined Company adjusted freight revenues	$297.5	$267.9	$29.6	11.0%

The following table sets forth a reconciliation of operating revenues to the Combined Company adjusted operating non-freight revenues described above ($ in millions):

	Three Months Ended
	December 31,		Change
	2013	2012	$	%
Combined Company non-freight revenues	$94.2	$97.0	$(2.8)	(2.9)%
Fuel sales to third parties	-	(0.9)	0.9
Foreign exchange	-	(2.1)	2.1
Combined Company adjusted non-freight revenues	$94.2	$94.0	$0.2	0.2%

Adjusted Income from Operations and Adjusted Operating Ratios

Management views income from operations, calculated as operating revenues less operating expenses, and operating ratios, calculated as operating expenses divided by operating revenues, as important measures of G&W's operating performance. Because management believes this information is useful for investors in assessing G&W's financial results compared with the same period in the prior year, the income from operations and operating ratios for the three months ended December 31, 2013, used to calculate adjusted income from operations and adjusted operating ratios, are presented excluding RailAmerica integration and acquisition-related costs, business development and financing costs and net gain on sale of assets. The income from operations and operating ratios for the three months ended December 31, 2012, used to calculate adjusted income from operations and adjusted operating ratios, are presented excluding RailAmerica integration and acquisition-related costs, business development and financing costs, gain on insurance recoveries, net gain on sale of assets and contract termination expense Australia. The adjusted income from operations and adjusted operating ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the income from operations and operating ratios calculated using amounts in accordance with GAAP. Adjusted income from operations and operating ratios may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of income from operations and operating ratios by segment calculated using amounts determined in accordance with GAAP to the adjusted income from operations and adjusted operating ratios by segment described above ($ in millions):

	North
	American &
	European	Australian	Total
Three Months Ended December 31, 2013	Operations	Operations	Operations
Operating revenues	$308.5	$83.2	$391.7
Operating expenses	238.3	58.6	296.8
Operating income	$70.2	$24.6	$94.8
Operating ratio	77.2%	70.4%	75.8%

Operating expenses	$238.3	$58.6	$296.8
RailAmerica integration/acquisition costs	(1.0)	-	(1.0)
Business development and financing costs	(1.2)	-	(1.2)
Net gain on sale of assets	1.5	(0.2)	1.3
Adjusted operating expenses	$237.6	$58.4	$295.9

Adjusted income from operations	$70.9	$24.9	$95.7
Adjusted operating ratio	77.0%	70.1%	75.6%

	North
	American &
	European	Australian	Total
Three Months Ended December 31, 2012	Operations	Operations	Operations
Operating revenues	$146.4	$80.9	$227.3
Operating expenses	135.8	57.8	193.7
Operating income	$10.6	$23.1	$33.7
Operating ratio	92.8%	71.5%	85.2%

Operating expenses	$135.8	$57.8	$193.7
RailAmerica integration/acquisition costs	(23.5)	-	(23.5)
Business development and financing costs	(0.3)	(0.6)	(1.0)
Gain on insurance recoveries	-	0.6	0.6
Net gain on sale of assets	0.8	-	0.8
Contract termination expense in Australia	-	(1.1)	(1.1)
Adjusted operating expenses	$112.8	$56.6	$169.5

Adjusted income from operations	$33.6	$24.2	$57.8
Adjusted operating ratio	77.1%	70.0%	74.6%

Adjusted Income Before Income Taxes and Income From Equity Investment, Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Management views income before income taxes and income from equity investment, net income and diluted EPS as important measures of G&W's operating performance. Because management believes this information is useful for investors in assessing G&W's financial results, the income before income taxes and income from equity investment, net income and diluted EPS for the year ended December 31, 2013 used to calculate adjusted income before income taxes and income from equity investment, adjusted net income and adjusted diluted EPS are presented excluding RailAmerica integration and acquisition-related costs, business development and financing costs, net gain on sale of assets, the retroactive fiscal year 2012 short line tax credit and valuation allowance on foreign tax credits and are further adjusted to exclude the 2013 short line tax credit. The income before income taxes and income from equity investment, net income and diluted EPS for the year ended December 31, 2012 used to calculate adjusted income before income taxes and income from equity investment, adjusted net income and adjusted diluted EPS are presented excluding the RailAmerica integration/acquisition costs, business development and financing costs, acquisition costs incurred by RailAmerica, gain on insurance recoveries, net gain on sale of assets, contract termination expense in Australia and the contingent forward sale contract mark-to-market expense. The adjusted income before income taxes and income from equity investment, adjusted net income and adjusted diluted EPS excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the net income and diluted EPS calculated using amounts in accordance with GAAP. Adjusted income before income taxes and income from equity investment, adjusted net income and adjusted diluted EPS amounts may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of income before income taxes and income from equity investment, net income and diluted EPS calculated using amounts determined in accordance with GAAP to the adjusted income before income taxes and income from equity investment, adjusted net income and adjusted diluted EPS described above (in millions, except per share amounts):

	Income
	Before
	Income
	Taxes &			Diluted
	Income			Earnings/
	from			(Loss) Per
	Equity			Common
	Investment		Diluted	Share
Twelve Months Ended December 31, 2013	(Pre-Tax Income)	Net Income	Shares	Impact
As reported	$318.4	$272.1	56.7	$4.79
Add back certain items, net of tax:
RailAmerica integration/acquisition costs	17.0	10.7		0.19
Business development and financing costs	2.2	1.4		0.03
Net gain on sale of assets	(4.7)	(3.2)		(0.06)
Retroactive Short Line Tax Credit for 2012	-	(41.0)		(0.72)
Valuation allowance on FTC	-	2.0		0.03
As adjusted	$332.9	$242.0	56.7	$4.26
Impact of 2013 short line tax credit	-	(25.9)		(0.46)
As adjusted (excluding short line tax credit)	$332.9	$216.1	56.7	$3.80

	Income
	Before
	Income
	Taxes &			Diluted
	Income			Earnings/
	from			(Loss) Per
	Equity			Common
	Investment		Diluted	Share
Twelve Months Ended December 31, 2012	(Pre-Tax Income)	Net Income	Shares	Impact
As reported	$83.3	$52.4	51.3	$1.02
Add back certain items, net of tax:
RailAmerica integration/acquisition costs	29.5	21.0		0.41
Business development and financing costs	18.1	11.0		0.21
Acquisition/integration costs incurred by RailAmerica	-	3.5		0.07
Gain on insurance recoveries	(0.8)	(0.5)		(0.01)
Net gain on sale of assets	(11.2)	(8.6)		(0.17)
Contract termination expense in Australia	1.1	0.8		0.02
Contingent forward sale contract mark-to-market expense	50.1	50.1		0.98
As adjusted	$170.0	$129.7	51.3	$2.53

Free Cash Flow

Management views free cash flow as an important financial measure of how well G&W is managing its assets. Subject to the limitations discussed below, free cash flow is a useful indicator of cash flow that may be available for discretionary use by G&W. Free cash flow is defined as net cash provided by operating activities less net cash used in investing activities, excluding net cash used for acquisitions. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free cash flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, net cash provided by operating activities or other measures of cash flow determined in accordance with GAAP. Free cash flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of net cash provided by operating activities to free cash flow ($ in millions):

	Twelve Months Ended
	December 31,
	2013	2012
Net cash provided by operating activities	$411.9	$170.7
Net cash used in investing activities	(208.7)	(2,101.7)
Net cash used for acquisitions	12.9	1,964.2
Free cash flow	$216.1	$33.2

CONTACT:
Genesee & Wyoming Inc.
Michael Williams of G&W Corporate Communications
1-203-202-8900
mwilliams@gwrr.com